Exhibit 99

News Release

From:      Exelon Corporation                            FOR IMMEDIATE RELEASE
                                                         ---------------------
           Corporate Communications                         January 29, 2003
           P.O. Box 805379 Chicago, IL 60680-5379

Contact:   Linda Marsicano, Media Relations
           312.394.3099
           Linda Byus, CFA, Investor Relations
           312.394.7696

       Exelon Reports Fourth Quarter Earnings of $1.22 Per Diluted Share;
                        Common Dividend Increased by 4.5%

Chicago (January 29, 2003) - Exelon Corporation (NYSE: EXC) today reported consolidated earnings of $397 million, or $1.22 per share (diluted), for the fourth quarter of 2002 and $1,440 million, or $4.44 per share (diluted), for the year ended December 31, 2002. There were no unusual earnings items in the quarter. Earnings in the fourth quarter of 2001 were $338 million or $1.05 per share (diluted) and included a severance charge that lowered earnings by $0.03 per share. "Earnings from operations" or "operating earnings" represent reported earnings excluding unusual items. Excluding the severance charge, fourth quarter 2001 earnings from operations were $1.08 per share. Earnings for the fourth quarter 2002 were up 13% over earnings from operations in fourth quarter 2001.

Full year 2002 earnings from operations were $4.83 per share, up 7.6% over 2001 earnings from operations. Exelon's reported earnings for 2002 included three unusual items that lowered earnings by $0.39 per share, the second quarter gain from the sale of the AT&T Wireless investment and the first quarter charges for goodwill impairment and severance costs. Exelon's reported 2001 earnings of $1,428 million, or $4.43 per share (diluted), included a net negative $0.06 per share of unusual items. The unusual items in 2001 consisted of severance charges, litigation reserves, implementation of a new accounting principle for derivative contracts, the settlement of a transition bond swap, a wholesale rate settlement and the prepayment of competitive transition charges by a large PECO customer. Excluding these items, 2001 operating earnings were $4.49 per share.

Improved operating earnings for both the quarter and the full year were due to higher sales (including increased weather-related kWh deliveries), lower interest expense, higher interest income and the cessation of goodwill amortization. For the full year, these positives were offset by lower energy margins resulting from lower wholesale power prices. The estimated net impact of favorable weather is $0.07 per share in the fourth quarter compared with the prior year and $0.01 per share relative to normal weather. For the full year 2002, the favorable impact of weather was $0.21 per share compared with 2001 and $0.08 per share relative to normal weather. The cessation of goodwill amortization contributed $0.11 per share for the quarter relative to the fourth quarter of 2001 and $0.46 per share for the full year 2002 compared with 2001.

"Our success in 2002 was the result of our drive to live up to our commitments and perform at world-class levels," said John W. Rowe, Exelon Chairman and CEO. "In 2003, we will build on our successful Cost Management Initiative and continue to push for improved efficiency and productivity. Based on the current outlook, we believe we are in a position to earn $4.80 to $5.00 per share in 2003."

Common Dividend Increase

Yesterday, the Exelon Board of Directors declared a dividend of $0.46 per share on Exelon's common stock, payable March 10, 2003, to shareholders of record at 5:00 p.m. EST on February 15, 2003. The increase of $0.08 per share annually, approximately 4.5%, will result in an annual dividend rate of $1.84 per share or $0.46 per share quarterly. Payment of future dividends is subject to approval and declaration by the Board.

Fourth Quarter Highlights

o Exelon Generation's nuclear fleet, excluding AmerGen, produced 29,727 GWhs for the fourth quarter of 2002, compared with 29,442 GWhs output for the fourth quarter of 2001. The fleet, including AmerGen, achieved a capacity factor of 94.2% for the fourth quarter of 2002, compared with 92.5% for the fourth quarter of 2001. Exelon Generation's nuclear group (Nuclear) completed three scheduled outages during the fourth quarter of 2002 compared with two scheduled outages in the fourth quarter of 2001. Exelon Nuclear achieved a 92.7% capacity factor for the full year 2002 compared with 94.4% for 2001. The lower capacity factor in 2002 was the result of more numerous refueling outages in 2002, reflecting eleven planned outages in 2002 compared with six in 2001.

o The Cost Management Initiative (CMI) achieved $154 million of sustainable savings in the fourth quarter of 2002 relative to Exelon's original 2002 financial plan. For the full year 2002, the CMI achieved $340 million of sustainable savings relative to Exelon's original 2002 financial plan. Out of the total $340 million of CMI savings, $269 million represents cash savings with the balance of savings from non-cash items.

o On November 1, Exelon Generation completed the purchase of Sithe New England Holdings (Sithe New England), a subsidiary of Sithe Energies, Inc. (Sithe), representing about 4,445 MWs of capacity. The purchase price consisted of a $534 million note to Sithe, $14 million of direct acquisition costs and the assumption of various Sithe guarantees related to an equity contribution agreement between Sithe New England and Sithe Boston Generation, a project subsidiary of Sithe New England. Sithe Boston Generation has a $1.25 billion credit facility to finance construction of the Mystic 8 and 9 generating units and the ForeRiver unit. The $1.0 billion outstanding under the facility at December 31, 2002, is reflected on Exelon's consolidated Balance Sheet.

o On November 22, Exelon announced the renewal of its $1.5 billion credit facility. Exelon, along with ComEd, PECO and Exelon Generation, participates in the $1.5 billion unsecured 364-day revolving credit facility with a group of 16 banks. The credit facility includes a term-out option that allows any outstanding borrowings at the end of the revolving credit period to be repaid on November 21, 2004. This facility is used principally to support the commercial paper programs at the Exelon holding company level and at ComEd, PECO and Generation.

o On January 22, 2003, ComEd closed on the sale of $350 million of 3.70% first mortgage bonds, which are due on February 1, 2008, and $350 million of 5.875% first mortgage bonds, which are due on February 1, 2033. The net proceeds from the sale of the bonds, together with available cash balances, will be used to pay off matured or called debt with interest rates averaging about 6.5%. The 5-year bonds were priced at 68 basis points over the 5-year U.S. Treasury Note at the date of the pricing, while the 30-year bonds were priced at 90 basis points over the 30-year U.S. Treasury Note at the date of the pricing. These bond sales are part of an effort at Exelon Corporation to manage ComEd's balance sheet and lower its interest expense.

BUSINESS UNIT RESULTS
Exelon Corporation's consolidated net income for the fourth quarter of 2002 was $397 million compared with net income of $338 million in the fourth quarter of 2001.

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO and the natural gas distribution business of PECO. Energy Delivery's net income in the fourth quarter of 2002 was $361 million compared with net income of $212 million in the fourth quarter of 2001. This increase was primarily due to increased sales to residential customers, including weather-related electric and gas sales, the cessation of goodwill amortization, lower depreciation rates at ComEd, and cost savings in 2002.

Heating degree days for the fourth quarter of 2002 in the ComEd service territory were up 27% relative to the same period in 2001 and 3% above normal. In the PECO service territory, heating degree days were up 42% compared with 2001 and 3% below normal. Retail KWh deliveries rose 3% for ComEd, with a 14% increase in deliveries to the residential customer class reflecting more heating degree days and a strong housing market. PECO's retail KWh deliveries increased 11% overall, reflecting an increase in the number of customers selecting PECO as their energy service provider. Energy Delivery's fourth quarter 2002 revenues were $2,484 million, up 10% from $2,268 million in 2001. Energy Delivery's fourth quarter 2002 fuel and purchased power expense was $1,044 million, up 8% from $970 million in 2001. Additionally, Energy Delivery's results improved due to a decrease in operating and maintenance expense, the cessation of the amortization of goodwill and lower interest expense. The impact of the colder weather increased Energy Delivery's fourth quarter 2002 earnings per share (diluted) by approximately $0.05 relative to 2001, and $0.01 relative to the normal weather that was incorporated in our earnings guidance.

Exelon Generation consists of Exelon's electric generation operations and power marketing and trading functions. Generation's fourth quarter 2002 net income of $73 million decreased from fourth quarter 2001 net income of $143 million due to higher average supply costs and higher operating and maintenance expenses, partially offset by a weather-related increase in energy sales volumes to affiliates and the market, and higher power prices. Generation's fourth quarter 2002 revenue of $1,626 million includes a net trading portfolio loss of $2 million compared with fourth quarter 2001 revenue of $1,423 million, which included a net trading portfolio gain of $8 million. Revenues, excluding the trading portfolio, increased 15% from the fourth quarter of 2001, reflecting higher energy sales volumes, higher power prices and the 2002 acquisitions of the New England plants and two Texas plants. Energy sales volume, exclusive of trading volumes, totaled 51,804 GWhs in the fourth quarter of 2002 compared with 47,294 GWhs in fourth quarter 2001.

The average realized price excluding trading activity in the fourth quarter of 2002 was $30.04 per MWh compared with $29.66 per MWh in 2001. Higher market prices in both MAIN and PJM, driven by higher market gas and oil prices and cold weather, were largely offset by our hedge position during the quarter. The same factors, cold weather and higher gas prices, also resulted in higher supply costs, including purchase power costs. As a result of these factors margins contracted and revenue net fuel decreased $48 million to $660 million in the fourth quarter of 2002 as compared with the fourth quarter of 2001. The fourth quarter 2002 revenue net fuel includes net mark-to-market losses of $4 million from non-trading activities. Operating and maintenance expenses increased $67 million reflecting the addition of the Texas and New England plants, increased nuclear outages and a lower 2002 insurance distribution from Nuclear Electric Insurance Limited, partially offset by savings generated by Exelon's CMI efforts. The $22 million increase in depreciation and amortization in the fourth quarter of 2002 as compared with the fourth quarter of 2001 is related to the acquired Texas and New England plants and other capital investments.

Exelon Enterprises consists of Exelon's competitive retail energy sales, energy and infrastructure services, venture capital investments and related businesses. Enterprises reported a fourth quarter 2002 net loss of $4 million, an improvement of $18 million compared with the same period in 2001. The improvement in net income was the result of increased revenues and margins in infrastructure services, mark-to-market adjustments, Exelon's CMI savings and the cessation of goodwill amortization. The positive operating results were partially offset by various income tax related items.


Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on January 29. The call-in number in the U.S. is 800/370-0869 and the international call-in number is 973/582-2720. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon's web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until February 15. The U.S. call-in number for replays is 877/519-4471 and the international call-in number is 973/341-3080. The confirmation code is 3653872.

================================================================================


This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those factors discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Outlook" in Exelon's 2001 Annual Report, those discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Exelon Generation Company's Registration Statement on Form S-4, Reg. No. 333-85496, those discussed in "Risk Factors" in PECO Energy Company's Registration Statement on Form S-3, Reg. No. 333-99361, and those discussed in "Risk Factors" in Commonwealth Edison Company's Registration Statement on Form S-3, Reg. No. 333-99363. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

                                       ###

    Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in Illinois and Pennsylvania and gas to more than 440,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the
                           NYSE under the ticker EXC.

                                                       EXELON CORPORATION
                                                Consolidated Statements of Income

                                                           (unaudited)
                                              (in millions, except per share data)


                                                                             Three Months Ended                Year Ended
                                                                                 December 31,                  December 31,
                                                                             --------------------------------------------------
                                                                               2002          2001          2002          2001
                                                                             --------      --------      --------      --------
Operating Revenues                                                           $  3,709      $  3,293      $ 14,955      $ 14,918

Operating Expenses
 Purchased Power                                                                  771           531         3,535         3,213
 Fuel                                                                             494           422         1,727         1,877
 Operating and Maintenance                                                      1,093         1,101         4,345         4,394
 Depreciation and Amortization                                                    328           340         1,340         1,449
 Taxes Other Than Income                                                          141           130           709           623
                                                                             --------      --------      --------      --------
           Total Operating Expenses                                             2,827         2,524        11,656        11,556
                                                                             --------      --------      --------      --------

Operating Income                                                                  882           769         3,299         3,362
                                                                             --------      --------      --------      --------
Other Income and Deductions
  Interest Expense                                                               (227)         (243)         (966)       (1,107)
  Distributions on Preferred Securities of Subsidiaries                           (12)          (15)          (45)          (49)
  Equity in Earnings (Losses) of Unconsolidated Affiliates, net                   (35)          (15)           80            62
  Other, net                                                                       62            31           300            79
                                                                             --------      --------      --------      --------

Total Other Income and Deductions                                                (212)         (242)         (631)       (1,015)
                                                                             --------      --------      --------      --------

Income Before Income Taxes and Cumulative Effect
  of Changes in Acounting Principles                                              670           527         2,668         2,347
                                                                             --------      --------      --------      --------
Income Taxes                                                                      273           189           998           931
                                                                             --------      --------      --------      --------

Income Before Cumulative Effect of Changes in
  Accounting Principles                                                           397           338         1,670         1,416

Cumulative Effect of Changes in Accounting
  Principles, Net of Income Taxes                                                  --            --          (230)           12
                                                                             --------      --------      --------      --------

Net Income                                                                   $    397      $    338      $  1,440      $  1,428
                                                                             ========      ========      ========      ========


Average Common Shares Outstanding
 Basic:                                                                           323           321           322           320
 Diluted:                                                                         325           322           325           322

Earnings per Average Common Share:
  Basic:
     Income before Cumulative Effect of Changes in Accounting Principles     $   1.23      $   1.05      $   5.18      $   4.42
     Cumulative Effect of Changes in Accounting Principles                         --            --         (0.71)         0.04
                                                                             --------      --------      --------      --------
 Net Income                                                                  $   1.23      $   1.05      $   4.47      $   4.46
                                                                             ========      ========      ========      ========

Diluted:
 Income before Cumulative Effect of Changes in Accounting Principles         $   1.22      $   1.05      $   5.15      $   4.39
 Cumulative Effect of Changes in Accounting Principles                             --            --         (0.71)         0.04
                                                                             --------      --------      --------      --------
              Net Income                                                     $   1.22      $   1.05      $   4.44      $   4.43
                                                                             ========      ========      ========      ========



Unusual Items included in Diluted Earnings per
 Common Share Gains/(Losses):

Transition loss on implementation of FAS 141 and 142                         $     --      $     --      $  (0.71)     $     --
Gain on Sale of AT&T Wireless                                                      --            --          0.36            --
Employee severance costs                                                           --         (0.03)        (0.04)        (0.09)
Litigation reserves                                                                --            --            --         (0.03)
CTC prepayment                                                                     --            --            --          0.02
Wholesale rate settlement                                                          --            --            --          0.01
Gains and losses on investments                                                    --            --            --         (0.02)
Implementation of FAS 133                                                          --            --            --          0.04
Settlement of Transition Bond Swap                                                 --            --            --          0.01
                                                                             --------      --------      --------      --------

Total Unusual Items                                                          $     --      $  (0.03)     $  (0.39)     $  (0.06)
                                                                             ========      ========      ========      ========


                               EXELON CORPORATION
                    Earnings Per Diluted Share Reconciliation
                   Fourth Quarter 2002 vs. Fourth Quarter 2001

2001 Earnings per Diluted Share                                                  $ 1.05

        Unusual Items included in 2001 Earnings:
              Employee Severance Cost (1)                                          0.03
                                                                             -----------

2001 Earnings Excluding Unusual Items                                              1.08

        Year Over Year Effects on Earnings:
              Higher Energy Margins - Excluding Weather (2)                        0.12
              Higher Energy Margins - Weather Impact (3)                           0.07
              Cessation of Goodwill Amortization                                   0.11
              Lower Interest Expense (4)                                           0.04
              Higher Interest Income (5)                                           0.05
              Higher Net Losses of Unconsolidated Subsidiaries (6)                (0.04)
              Lower Operating and Maintenance Expense (O&M) (7)                    0.02
              Higher Nuclear Outage Operating and Maintenance Costs (8)           (0.03)
              Lower Insurance Refund from Nuclear Electric Insurance Limited      (0.05)
              Lower Taxes Other Than Income (9)                                    0.01
              Higher Depreciation and Amortization Expense (10)                   (0.04)
              Higher Effective Income Tax Rate (11)                               (0.12)
                                                                             -----------

2002 Earnings per Diluted Share                                                  $ 1.22
                                                                             ===========


(1) Relates to additional PECO positions identified to be eliminated in 2001 as a result of the 2000 merger of PECO and Unicom.

(2) Primarily reflects higher sales, including a stronger housing market in Chicago in 2002 compared to 2001, partially offset by higher PJM ancillary costs.

(3) Primarily related to colder winter weather in the fourth quarter of 2002 compared to 2001. Additionally, because retail electricity sales were up due to weather, the Power Team sold less electricity at wholesale prices.

(4) Reflects lower debt outstanding and lower interest rates due to refinancing at Energy Delivery and a lower rate on Generation's spent nuclear fuel obligation.

(5) Primarily reflects higher investment income from nuclear decommissioning trust funds in 2002.

(6)  Primarily reflects lower earnings at Sithe.

(7) Lower O&M's, excluding outage costs, employee severance insurance refunds and InfraSource and Energy Services O&M's, relate to Exelon's Cost Management Initiative and a reduction in bad debt reserves at Energy Delivery, partially offset by Generation O&M's reflecting higher administrative costs, an increase in credit reserves, the acquisition of two generating stations in Texas in April 2002 and the acquisition of Sithe New England in November 2002.

(8) Relates to three nuclear refueling outages in 2002 as compared to one refueling outage in 2001. These outages exclude AmerGen and include Salem.

(9) Lower Taxes Other Than Income, excluding taxes included in energy margins, relate to an adjustment to sales and use tax.

(10) Depreciation and amortization expense, excluding goodwill amortization, was higher primarily related to the effect of increased CTC amortization at PECO and increased depreciation related to higher depreciable plant balances, partially offset by lower depreciation rates at ComEd.

(11) Reflects changes in deferred taxes and other tax charges.

                                       EXELON CORPORATION
                            Earnings Per Diluted Share Reconciliation
                  Year Ended December 31, 2002 vs. Year Ended December 31, 2001

2001 Earnings per Diluted Share                                                                             $ 4.43

       Unusual Items included in 2001 Earnings:
          Cumulative Effect of Adopting SFAS 133                                                             (0.04)
          Employee Severance Cost (1)                                                                         0.09
          Litigation Reserves                                                                                 0.03
          Net Loss on Investments (2)                                                                         0.02
          CTC Prepayment                                                                                     (0.02)
          Wholesale Rate Settlement                                                                          (0.01)
          Settlement of Transition Bond Swap                                                                 (0.01)
                                                                                                      -------------

2001 Earnings Excluding Unusual Items                                                                         4.49

       Year Over Year Effects on Earnings:
          Lower Energy Margins - Excluding Weather (3)                                                       (0.35)
          Higher Energy Margins - Weather Impact (4)                                                          0.21
          Higher Nuclear Outage Operating and Maintenance Costs (5)                                          (0.15)
          Investment and Asset Write-Downs (6)                                                               (0.08)
          Cessation of Goodwill Amortization                                                                  0.46
          Operating and Maintenance Expense (O&M) (7)                                                            -
          Lower Insurance Refund from Nuclear Electric Insurance Limited                                     (0.05)
          Lower Interest Expense (8)                                                                          0.27
          Higher Interest Income (9)                                                                          0.13
          Higher Taxes Other Than Income (10)                                                                (0.03)
          Litigation Reserve - ComEd Liberty Audit                                                           (0.02)
          Higher Depreciation and Amortization Expense (11)                                                  (0.07)
          Increased Reserve for Environmental Liabilities                                                    (0.03)
          Higher Equity in Earnings of Unconsolidated Affiliates (12)                                         0.03
          Lower Effective Income Tax Rate (13)                                                                0.04
          Other                                                                                              (0.02)
                                                                                                      -------------

2002 Earnings Before Cumulative Effect of Adopting SFAS 142,
       the Gain on the AT&T Sale and Severance                                                                4.83

          Cumulative Effect of Adopting SFAS 142                                                             (0.71)
          Gain on the Sale of AT&T Wireless                                                                   0.36
          Severance (14)                                                                                     (0.04)
                                                                                                      -------------

2002 Earnings per Diluted Share                                                                             $ 4.44
                                                                                                      =============

(1) Relates to additional PECO positions identified to be eliminated in 2001 as a result of the 2000 merger of PECO and Unicom.

(2) Impairment writedowns of Enterprises' investments, partially offset by realized gains on distributions on Enterprises' investments.

(3) Primarily reflects lower market prices for energy, higher PJM ancillary costs, lower margins on energy trading activity and rate reductions at Energy Delivery, partially offset by higher sales including a stronger housing market in Chicago in 2002 compared to 2001 and the effect of customers returning to PECO. ComEd's 5% residential customer rate reduction, effective October 1, 2001, reflects a reduction of $0.18 per share.

(4) Primarily related to warmer summer weather and colder winter weather in Chicago and Philadelphia in 2002 compared to 2001.

(5) Relates to eleven nuclear refueling outages in 2002 as compared to six nuclear refueling outages in 2001.

(6) Reflects $41 million of investment writedowns and $4 million of net asset write-downs at Enterprises.

(7) Operating and maintenance expenses, excluding litigation and environmental reserves, outage costs, severance costs and lower InfraSource and Exelon Services activity, increased primarily due to a reduction in bad debt reserves at Energy Delivery and Exelon's Cost Management Initiative savings. These increases were offset by increased Generation O&M's related to higher administrative costs, increased bad debt reserves, the acquisition of two generating stations in Texas in April 2002, the acquisition of Sithe New England in November 2002 and increased PECO expenditures related to the deployment of automated meter reading technology. The earnings effect of lower lnfraSource and Exelon Services O&M's is offset by lower InfraSource and Exelon Services revenue.

(8) Reflects lower debt outstanding and lower interest rates due to refinancing at Energy Delivery and a lower rate on Generation's spent nuclear fuel obligation.

(9) Primarily reflects higher investment income from nuclear decommissioning trust funds in 2002.

(10) Taxes Other Than Income, excluding gross receipts tax, primarily reflects higher property taxes partially offset by an adjustment to sales and use tax.

(11) Depreciation and amortization expense, excluding goodwill amortization, was higher primarily related to increased CTC amortization at PECO, higher amortization of capitalized software at Enterprises and increased depreciation related to higher depreciable plant balances, partially offset by the effect of the extension of the estimated service lives of the generating stations in 2001 and lower depreciation rates at ComEd.

(12) Reflects higher earnings at Sithe, the absence of losses on AT&T Wireless which was sold in 2002, and the recovery of trade receivables previously considered uncollectible at a communications joint venture, partially offset by lower earnings at AmerGen.

(13) Relates to reduced state income taxes partially offset by changes in deferred taxes and other tax charges.

(14) Executive severance costs partially offset by favorable adjustments to previous severance estimates. A portion of the executive severance is not tax deductible. As a result, the after-tax impact on earnings is $0.04 per share.

                                                         EXELON CORPORATION
                                                 Consolidating Statements of Income
                                                             (unaudited)
                                                            (in millions)


                                                                                   Three Months Ended December 31, 2002
                                                                    ----------------------------------------------------------------
                                                                      Energy                                               Exelon
                                                                     Delivery    Generation    Enterprises  Corp/Elim   Consolidated
                                                                    ----------------------------------------------------------------
Operating Revenues                                                    $ 2,484      $ 1,626      $   558      $  (959)     $ 3,709

Operating Expenses
    Purchased Power                                                       924          713           64         (930)         771
    Fuel                                                                  120          253          119            2          494
    Operating and Maintenance                                             355          422          344          (28)       1,093
    Depreciation and Amortization                                         232           80            9            7          328
    Taxes Other Than Income                                               101           38            1            1          141
                                                                      -------      -------      -------      -------      -------

    Total Operating Expenses                                            1,732        1,506          537         (948)       2,827
                                                                      -------      -------      -------      -------      -------

Operating Income                                                          752          120           21          (11)         882

Other Income and Deductions
    Interest Expense                                                     (200)         (24)          (3)          --         (227)
    Distributions on Preferred Securities of Subsidiaries                 (12)          --           --           --          (12)
    Equity in Earnings (Losses) of Unconsolidated Affiliates, net          --          (32)          --           (3)         (35)
    Other, net                                                             39           28            1           (6)          62
                                                                      -------      -------      -------      -------      -------

    Total Other Income and Deductions                                    (173)         (28)          (2)          (9)        (212)
                                                                      -------      -------      -------      -------      -------

Income Before Income Taxes                                                579           92           19          (20)         670

Income Taxes                                                              218           19           23           13          273
                                                                      -------      -------      -------      -------      -------

Net Income (Loss)                                                     $   361      $    73      $    (4)     $   (33)     $   397
                                                                      =======      =======      =======      =======      =======




                                                                                   Three Months Ended December 31, 2001
                                                                    ----------------------------------------------------------------
                                                                      Energy                                               Exelon
                                                                     Delivery    Generation    Enterprises  Corp/Elim   Consolidated
                                                                    ----------------------------------------------------------------


Operating Revenues                                                    $ 2,268      $ 1,423      $   550      $  (948)     $ 3,293

Operating Expenses
    Purchased Power                                                       855          517           72         (913)         531
    Fuel                                                                  115          198          109           --          422
    Operating and Maintenance                                             423          355          370          (47)       1,101
    Depreciation and Amortization                                         253           58           22            7          340
    Taxes Other Than Income                                                99           28            2            1          130
                                                                      -------      -------      -------      -------      -------

    Total Operating Expenses                                            1,745        1,156          575         (952)       2,524
                                                                      -------      -------      -------      -------      -------

Operating Income (Loss)                                                   523          267          (25)           4          769

Other Income and Deductions
    Interest Expense                                                     (214)         (15)          (6)          (8)        (243)
    Distributions on Preferred Securities of Subsidiaries                 (15)          --           --           --          (15)
    Equity in Earnings (Losses) of Unconsolidated Affiliates, net          --           (9)           3           (9)         (15)
    Other, net                                                             37           (1)           1           (6)          31
                                                                      -------      -------      -------      -------      -------

    Total Other Income and Deductions                                    (192)         (25)          (2)         (23)        (242)
                                                                      -------      -------      -------      -------      -------

Income (Loss) Before Income Taxes                                         331          242          (27)         (19)         527

Income Taxes                                                              119           99           (5)         (24)         189
                                                                      -------      -------      -------      -------      -------

Net Income (Loss)                                                     $   212      $   143      $   (22)     $     5      $   338
                                                                      =======      =======      =======      =======      =======


                                                         EXELON CORPORATION
                                                 Consolidating Statements of Income
                                                             (unaudited)
                                                            (in millions)


                                                                                       Year Ended December 31, 2002
                                                                    ----------------------------------------------------------------
                                                                      Energy                                               Exelon
                                                                     Delivery    Generation    Enterprises  Corp/Elim   Consolidated
                                                                    ----------------------------------------------------------------
Operating Revenues                                                  $ 10,457     $  6,858     $  2,033     $ (4,393)    $ 14,955

Operating Expenses
   Purchased Power                                                     4,254        3,294          245       (4,258)       3,535
   Fuel                                                                  348          959          413            7        1,727
   Operating and Maintenance                                           1,486        1,656        1,327         (124)       4,345
   Depreciation and Amortization                                         978          276           55           31        1,340
   Taxes Other Than Income                                               531          164            7            7          709
                                                                    --------     --------     --------     --------     --------

   Total Operating Expenses                                            7,597        6,349        2,047       (4,337)      11,656
                                                                    --------     --------     --------     --------     --------

Operating Income (Loss)                                                2,860          509          (14)         (56)       3,299

Other Income and Deductions
   Interest Expense                                                     (854)         (75)         (14)         (23)        (966)
   Distributions on Preferred Securities of Subsidiaries                 (45)          --           --           --          (45)
   Equity in Earnings (Losses) of Unconsolidated Affiliates, net           1           87            3          (11)          80
   Other, net                                                             71           83          159          (13)         300
                                                                    --------     --------     --------     --------     --------

   Total Other Income and Deductions                                    (827)          95          148          (47)        (631)
                                                                    --------     --------     --------     --------     --------

Income Before Income Taxes and Cumulative Effect
    of Change in Acounting Principle                                   2,033          604          134         (103)       2,668

Income Taxes                                                             765          217           69          (53)         998
                                                                    --------     --------     --------     --------     --------

Income Before Cumulative Effect of Change in
   Accounting Principle                                                1,268          387           65          (50)       1,670

Cumulative Effect of Change in Accounting
   Principle, Net of Income Taxes                                         --           13         (243)          --         (230)
                                                                    --------     --------     --------     --------     --------

Net Income (Loss)                                                   $  1,268     $    400     $   (178)    $    (50)    $  1,440
                                                                    ========     ========     ========     ========     ========






                                                                                       Year Ended December 31, 2001
                                                                    ----------------------------------------------------------------
                                                                      Energy                                               Exelon
                                                                     Delivery    Generation    Enterprises  Corp/Elim   Consolidated
                                                                    ----------------------------------------------------------------

Operating Revenues                                                  $ 10,171     $  6,826     $  2,292     $ (4,371)    $ 14,918

Operating Expenses
   Purchased Power                                                     4,022        3,106          316       (4,231)       3,213
   Fuel                                                                  450          889          538           --        1,877
   Operating and Maintenance                                           1,568        1,528        1,436         (138)       4,394
   Depreciation and Amortization                                       1,081          282           69           17        1,449
   Taxes Other Than Income                                               457          149           10            7          623
                                                                    --------     --------     --------     --------     --------

   Total Operating Expenses                                            7,578        5,954        2,369       (4,345)      11,556
                                                                    --------     --------     --------     --------     --------

Operating Income (Loss)                                                2,593          872          (77)         (26)       3,362

Other Income and Deductions
   Interest Expense                                                     (973)        (115)         (37)          18       (1,107)
   Distributions on Preferred Securities of Subsidiaries                 (49)          --           --           --          (49)
   Equity in Earnings (Losses) of Unconsolidated Affiliates, net          --           90          (19)          (9)          62
   Other, net                                                            154           (8)           5          (72)          79
                                                                    --------     --------     --------     --------     --------

   Total Other Income and Deductions                                    (868)         (33)         (51)         (63)      (1,015)
                                                                    --------     --------     --------     --------     --------

Income (Loss) Before Income Taxes and Cumulative Effect
    of Change in Acounting Principle                                   1,725          839         (128)         (89)       2,347

Income Taxes                                                             703          327          (43)         (56)         931
                                                                    --------     --------     --------     --------     --------

Income (Loss) Before Cumulative Effect of Change in
   Accounting Principle                                                1,022          512          (85)         (33)       1,416

Cumulative Effect of Change in Accounting
   Principle, Net of Income Taxes                                         --           12           --           --           12
                                                                    --------     --------     --------     --------     --------

Net Income (Loss)                                                   $  1,022     $    524     $    (85)    $    (33)    $  1,428
                                                                    ========     ========     ========     ========     ========

                                                       EXELON CORPORATION
                                         Business Segment Comparative Income Statements
                                                           (unaudited)
                                                          (in millions)

                                                                                   Energy Delivery
                                                           --------------------------------------------------------------------

                                                           Three Months Ended December 31,         Year Ended December 31,
                                                           --------------------------------    --------------------------------
                                                             2002        2001      Variance     2002         2001      Variance
                                                           --------    --------    --------    --------    --------    --------

Operating Revenues                                         $  2,484    $  2,268    $    216    $ 10,457    $ 10,171    $    286

Operating Expenses
   Purchased Power                                              924         855          69       4,254       4,022         232
   Fuel                                                         120         115           5         348         450        (102)
   Operating and Maintenance                                    355         423         (68)      1,486       1,568         (82)
   Depreciation and Amortization                                232         253         (21)        978       1,081        (103)
   Taxes Other Than Income                                      101          99           2         531         457          74
                                                           --------    --------    --------    --------    --------    --------
   Total Operating Expenses                                   1,732       1,745         (13)      7,597       7,578          19
                                                           --------    --------    --------    --------    --------    --------

Operating Income                                                752         523         229       2,860       2,593         267

Other Income and Deductions
   Interest Expense                                            (200)       (214)         14        (854)       (973)        119
   Distributions on Preferred Securities of Subsidiaries        (12)        (15)          3         (45)        (49)          4
   Equity in Earnings (Losses) of Unconsolidated
     Affiliates, net                                             --          --          --           1          --           1
   Other, net                                                    39          37           2          71         154         (83)
                                                           --------    --------    --------    --------    --------    --------

   Total Other Income and Deductions                           (173)       (192)         19        (827)       (868)         41
                                                           --------    --------    --------    --------    --------    --------

Income Before Income Taxes                                      579         331         248       2,033       1,725         308

Income Taxes                                                    218         119          99         765         703          62
                                                           --------    --------    --------    --------    --------    --------

Net Income                                                 $    361    $    212    $    149    $  1,268    $  1,022    $    246
                                                           ========    ========    ========    ========    ========    ========


                                                                                       Generation
                                                           --------------------------------------------------------------------

                                                            Three Months Ended December 31,         Year Ended December 31,
                                                           --------------------------------    --------------------------------
                                                             2002        2001      Variance      2002        2001      Variance
                                                           --------    --------    --------    --------    --------    --------

Operating Revenues                                         $  1,626    $  1,423    $    203    $  6,858    $  6,826    $     32

Operating Expenses
   Purchased Power                                              713         517         196       3,294       3,106         188
   Fuel                                                         253         198          55         959         889          70
   Operating and Maintenance                                    422         355          67       1,656       1,528         128
   Depreciation and Amortization                                 80          58          22         276         282          (6)
   Taxes Other Than Income                                       38          28          10         164         149          15
                                                           --------    --------    --------    --------    --------    --------
   Total Operating Expenses                                   1,506       1,156         350       6,349       5,954         395
                                                           --------    --------    --------    --------    --------    --------

Operating Income                                                120         267        (147)        509         872        (363)

Other Income and Deductions
   Interest Expense                                             (24)        (15)         (9)        (75)       (115)         40
   Equity in Earnings (Losses) of Unconsolidated
     Affiliates, net                                            (32)         (9)        (23)         87          90          (3)
   Other, net                                                    28          (1)         29          83          (8)         91
                                                           --------    --------    --------    --------    --------    --------

   Total Other Income and Deductions                            (28)        (25)         (3)         95         (33)        128
                                                           --------    --------    --------    --------    --------    --------

Income Before Income Taxes and Cumulative Effect
    of Changes in Acounting Principles                           92         242        (150)        604         839        (235)

Income Taxes                                                     19          99         (80)        217         327        (110)
                                                           --------    --------    --------    --------    --------    --------

Income Before Cumulative Effect of Changes in
   Accounting Principles                                         73         143         (70)        387         512        (125)

Cumulative Effect of Changes in Accounting
   Principles, Net of Income Taxes                               --          --          --          13          12           1
                                                           --------    --------    --------    --------    --------    --------

Net Income                                                 $     73    $    143    $    (70)   $    400    $    524    $   (124)
                                                           ========    ========    ========    ========    ========    ========

                                                               6


                                                    EXELON CORPORATION
                                      Business Segment Comparative Income Statements
                                                       (unaudited)
                                                      (in millions)

                                                                                Enterprises
                                                    --------------------------------------------------------------------
                                                    Three Months Ended December 31,        Year Ended December 31,
                                                    --------------------------------    --------------------------------
                                                      2002        2001      Variance     2002         2001      Variance
                                                    -------     -------     -------     -------     -------     -------


Operating Revenues                                  $   558     $   550     $     8     $ 2,033     $ 2,292     $  (259)

Operating Expenses
  Purchased Power                                        64          72          (8)        245         316         (71)
  Fuel                                                  119         109          10         413         538        (125)
  Operating and Maintenance                             344         370         (26)      1,327       1,436        (109)
  Depreciation and Amortization                           9          22         (13)         55          69         (14)
  Taxes Other Than Income                                 1           2          (1)          7          10          (3)
                                                    -------     -------     -------     -------     -------     -------
  Total Operating Expenses                              537         575         (38)      2,047       2,369        (322)
                                                    -------     -------     -------     -------     -------     -------

Operating Income                                         21         (25)         46         (14)        (77)         63

Other Income and Deductions
  Interest Expense                                       (3)         (6)          3         (14)        (37)         23
  Equity in Earnings (Losses) of
   Unconsolidated Affiliates, net                        --           3          (3)          3         (19)         22
  Other, net                                              1           1          --         159           5         154
                                                    -------     -------     -------     -------     -------     -------

  Total Other Income and Deductions                      (2)         (2)         --         148         (51)        199
                                                    -------     -------     -------     -------     -------     -------

Income (Loss) Before Income Taxes and Cumulative
   Effect of Change in Acounting Principle               19         (27)         46         134        (128)        262

Income Taxes                                             23          (5)         28          69         (43)        112
                                                    -------     -------     -------     -------     -------     -------

Income (Loss) Before Cumulative Effect of
  Change in Accounting Principle                         (4)        (22)         18          65         (85)        150

Cumulative Effect of Change in Accounting
  Principle, Net of Income Taxes                         --          --          --        (243)         --        (243)
                                                    -------     -------     -------     -------     -------     -------

Net Income (Loss)                                   $    (4)    $   (22)    $    18     $  (178)    $   (85)    $   (93)
                                                    =======     =======     =======     =======     =======     =======

                                                                      Corporate and Eliminations
                                                    -------------------------------------------------------------------
                                                     Three Months Ended December 31,        Year Ended December 31,
                                                    --------------------------------    -------------------------------
                                                      2002        2001      Variance     2002        2001      Variance
                                                    -------     -------     --------    -------     -------     -------


Operating Revenues                                  $  (959)    $  (948)    $   (11)    $(4,393)    $(4,371)    $   (22)

Operating Expenses
  Purchased Power                                      (930)       (913)        (17)     (4,258)     (4,231)        (27)
  Fuel                                                    2          --           2           7          --           7
  Operating and Maintenance                             (28)        (47)         19        (124)       (138)         14
  Depreciation and Amortization                           7           7          --          31          17          14
  Taxes Other Than Income                                 1           1          --           7           7          --
                                                    -------     -------     -------     -------     -------     -------
  Total Operating Expenses                             (948)       (952)          4      (4,337)     (4,345)          8
                                                    -------     -------     -------     -------     -------     -------

Operating Income                                        (11)          4         (15)        (56)        (26)        (30)

Other Income and Deductions
  Interest Expense                                       --          (8)          8         (23)         18         (41)
  Equity in Earnings (Losses) of
   Unconsolidated Affiliates, net                        (3)         (9)          6         (11)         (9)         (2)
  Other, net                                             (6)         (6)         --         (13)        (72)         59
                                                    -------     -------     -------     -------     -------     -------

  Total Other Income and Deductions                      (9)        (23)         14         (47)        (63)         16
                                                    -------     -------     -------     -------     -------     -------

Income (Loss) Before Income Taxes                       (20)        (19)         (1)       (103)        (89)        (14)

Income Taxes                                             13         (24)         37         (53)        (56)          3
                                                    -------     -------     -------     -------     -------     -------

Net Income (Loss)                                   $   (33)    $     5     $   (38)    $   (50)    $   (33)    $   (17)
                                                    =======     =======     =======     =======     =======     =======



                                                            7

                                   EXELON CORPORATION
                               Consolidated Balance Sheets
                                       (unaudited)
                                     (in millions)

                                                            December 31,   December 31,
                                                                2002           2001
                                                              --------       --------
Current Assets
    Cash and Cash Equivalents                                 $    469       $    485
    Restricted Cash                                                396            372
    Accounts Receivable, net
       Customers                                                 2,095          1,687
       Other                                                       265            381
    Receivable from Unconsolidated Affiliate                        32             44
    Inventories - Fossil Fuel                                      218            222
    Inventories - Materials and Supplies                           306            249
    Deferred Income Taxes                                            6             23
    Other                                                          331            272
                                                              --------       --------

         Total Current Assets                                    4,118          3,735
                                                              --------       --------

Property Plant and Equipment, net                               17,165         13,791

Deferred Debits and Other Assets
    Regulatory Assets                                            5,938          6,423
    Nuclear Decommissioning Trust Funds                          3,053          3,165
    Investments                                                  1,364          1,623
    Goodwill, net                                                4,992          5,335
    Other                                                          848            672
                                                              --------       --------

         Total Deferred Debits and Other Assets                 16,195         17,218
                                                              --------       --------

Total Assets                                                  $ 37,478       $ 34,744
                                                              ========       ========

Liabilities and Shareholders' Equity
Current Liabilities
    Notes Payable                                             $    681       $    360
    Notes Payable - Related Party                                  534             --
    Long-Term Debt Due within One Year                           1,402          1,406
    Accounts Payable                                             1,563            964
    Accrued Expenses                                             1,311          1,135
    Other                                                          483            505
                                                              --------       --------

         Total Current Liabilities                               5,974          4,370
                                                              --------       --------

Long-Term Debt                                                  13,127         12,879

Deferred Credits and Other Liabilities
    Deferred Income Taxes                                        3,702          4,362
    Unamortized Investment Tax Credits                             301            316
    Nuclear Decommissioning Liability for Retired Plants         1,395          1,353
    Pension Obligation                                           1,959            334
    Non-Pension Postretirement Benefits Obligation                 877            847
    Spent Nuclear Fuel Obligation                                  858            843
    Other                                                          871            694
                                                              --------       --------

         Total Deferred Credits and Other Liabilities            9,963          8,749
                                                              --------       --------

Minority Interest of Consolidated Subsidiaries                      77             31

Preferred Securities of Subsidiaries                               595            613

Shareholders' Equity
    Common Stock                                                 7,028          6,930
    Deferred Compensation                                           (1)            (2)
    Retained Earnings                                            2,073          1,200
    Accumulated Other Comprehensive Income (Loss)               (1,358)           (26)
                                                              --------       --------

         Total Shareholders' Equity                              7,742          8,102
                                                              --------       --------

Total Liabilities and Shareholders' Equity                    $ 37,478       $ 34,744
                                                              ========       ========

                                           8

                                                         EXELON CORPORATION
                                               Consolidated Statements of Cash Flows
                                                            (unaudited)
                                                           (in millions)


                                                                                   Three Months Ended              Year Ended
                                                                                        December 31,              December 31,
                                                                                  --------------------------------------------------
                                                                                       2002          2001       2002          2001
                                                                                  --------------------------------------------------

Cash Flows From Operating Activities
   Net Income                                                                          $   397     $   338     $ 1,440     $ 1,428
   Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
        Depreciation and Amortization, including nuclear fuel                              417         353       1,701       1,834
        Cumulative Effect of a Change in Accounting Principle (net of income taxes)         --          --         230         (12)
        Provision for Uncollectible Accounts                                                22          50         129         145
        Deferred Income Taxes                                                              (15)         33         278         (68)
        Employee Severance Costs                                                            --          46          --          46
        Deferred Energy Costs                                                              (25)          8          25          29
        Equity in (Earnings) Losses of Unconsolidated Affiliates, net                       35          15         (80)        (62)
        Writedown of Investments                                                             3          --          41          36
        Net Realized Losses on Nuclear Decommissioning Trust Funds                          --          37          32         127
        Net Gain on the Sale of Investments, (net of income taxes)                          --          --        (199)         --
        Other Operating Activities                                                        (112)         96          12         (16)
        Changes in Working Capital:
            Accounts Receivable                                                           (139)        481        (413)        318
            Inventories                                                                     (6)        (74)        (37)        (33)
            Accounts Payable, Accrued Expenses, & Other Current Liabilities                475        (762)        470        (190)
            Other Current Assets                                                           (39)         37         (15)         33
                                                                                       -------     -------     -------     -------
Net Cash Flows Provided by Operating Activities                                          1,013         658       3,614       3,615
                                                                                       -------     -------     -------     -------

Cash Flows From Investing Activities
   Capital Expenditures                                                                   (616)       (736)     (2,150)     (2,088)
   Acquisition of Generating Plants                                                         (2)         --        (445)         --
   Enterprises Acquisitions, net of cash acquired                                           --           9          --         (30)
   Proceeds from Nuclear Decommissioning Trust Funds                                       428         547       1,612       1,624
   Investment in Nuclear Decommissioning Trust Funds                                      (494)       (735)     (1,824)     (1,863)
   Note Receivable from Unconsolidated  Affiliate                                            7          --         (35)         --
   Proceeds from the Sale of Investments                                                    --          --         287
   Other Investing Activities                                                              (64)        108          17         (35)
                                                                                       -------     -------     -------     -------
Net Cash Flows Used in Investing Activities                                               (741)       (807)     (2,538)     (2,392)
                                                                                       -------     -------     -------     -------

Cash Flows From Financing Activities
   Issuance of Long-Term Debt                                                              267         144       1,223       2,270
   Retirement of Long-Term Debt                                                           (188)       (427)     (2,134)     (1,860)
   Change in Short-Term Debt                                                              (107)        (56)        321      (1,013)
   Redemption of Preferred Securities of Subsidiaries                                       --          --         (18)        (17)
   Dividends on Common Stock                                                              (143)       (135)       (563)       (583)
   Change in Restricted Cash                                                              (105)       (183)        (24)        (58)
   Proceeds from Employee Stock Plans                                                       14          --          78          39
   Contribution from Minority Interest of Consolidated Subsidiary                           --          --          43          --
   Other Financing Activities                                                               (2)        (86)        (18)        (42)
                                                                                       -------     -------     -------     -------
Net Cash Flows Used in Financing Activities                                               (264)       (743)     (1,092)     (1,264)
                                                                                       -------     -------     -------     -------

Change In Cash and Cash Equivalents                                                          8        (892)        (16)        (41)
Cash and Cash Equivalents at Beginning of Period                                           461       1,377         485         526
                                                                                       -------     -------     -------     -------
Cash and Cash Equivalents at End of Period                                             $   469     $   485     $   469     $   485
                                                                                       =======     =======     =======     =======

                                                  EXELON CORPORATION
                                               Electric Sales Statistics


                                                             Three Months Ended December 31,
                                                     ---------------------------------------------
(in GWhs)                                                    2002                    2001               % Change
---------------------------------------------------  ---------------------   ---------------------   ---------------
Supply
Nuclear, excluding AmerGen                                         29,727                  29,442              1.0%
Purchased power - Generation (1)                                   19,212                  15,480             24.1%
Fossil, excluding Sithe, and Hydro                                  2,865                   2,372             20.8%
                                                     ---------------------   ---------------------
   Power Team Supply                                               51,804                  47,294              9.5%
Purchased power - Other                                               227                      76              n.m.
                                                     ---------------------   ---------------------
   Total electric supply available for sale                        52,031                  47,370              9.8%
Less:  Line loss and company use                                    2,320                   2,735            (15.2%)
                                                     ---------------------   ---------------------
   Total Energy Sales                                              49,711                  44,635             11.4%
                                                     =====================   =====================


Energy Sales
Retail Sales (2)                                                   30,920                  28,943              6.8%
Power Team Market Sales (1)                                        22,475                  18,545             21.2%
Interchange sales and sales to other utilities                        521                     653            (20.2%)
                                                     ---------------------   ---------------------
                                                                   53,916                  48,141             12.0%
Less: Distribution Only Sales                                      (4,205)                 (3,506)            19.9%
                                                     ---------------------   ---------------------
   Total Energy Sales                                              49,711                  44,635             11.4%
                                                     =====================   =====================



                                                                Year Ended December 31,
                                                     ---------------------------------------------
(in GWhs)                                                    2002                    2001               % Change
---------------------------------------------------  ---------------------   ---------------------   ---------------
Supply
Nuclear, excluding AmerGen                                        115,854                 116,839             (0.8%)
Purchased power - Generation (1)                                   78,710                  67,942             15.8%
Fossil, excluding Sithe, and Hydro                                 12,976                  11,345             14.4%
                                                     ---------------------   ---------------------
   Power Team Supply                                              207,540                 196,126              5.8%
Purchased power - Other                                               558                   1,244            (55.1%)
                                                     ---------------------   ---------------------
   Total electric supply available for sale                       208,098                 197,370              5.4%
Less:  Line loss and company use                                    8,873                  11,086            (20.0%)
                                                     ---------------------   ---------------------
   Total Energy Sales                                             199,225                 186,284              6.9%
                                                     =====================   =====================


Energy Sales
Retail Sales (2)                                                  129,013                 126,859              1.7%
Power Team Market Sales (1)                                        83,565                  72,333             15.5%
Interchange sales and sales to other utilities                      2,816                   2,850             (1.2%)
                                                     ---------------------   ---------------------
                                                                  215,394                 202,042              6.6%
Less: Distribution Only Sales                                     (16,169)                (15,758)             2.6%
                                                     ---------------------   ---------------------
   Total Energy Sales                                             199,225                 186,284              6.9%
                                                     =====================   =====================


(1)  Purchased power and market sales do not include trading volume of 18,673 GWhs and 3,468 GWhs for the three months ended  December 31, 2002 and 2001,  respectively,  and 69,933 GWhs and 5,754 GWhs for the year ended December 31,
     2002 and 2001, respectively.

(2)  Includes  Exelon  Energy sales of 1,405 GWh and 1,017 GWh for the three months ended  December 31, 2002 and 2001, respectively, and 5,420 GWh and 6,387 GWh for the year ended December 31, 2002 and 2001, respectively.

                                                         EXELON CORPORATION
                                                  Energy Delivery Sales Statistics
                                               For the Three Months Ended December 31,


                                                              ComEd                                              PECO
                                             ---------------------------------------------------------------------------------------

Electric Deliveries (MWh)                         2002           2001               % Change       2002           2001     % Change
                                             ---------------------------------------------------------------------------------------

Bundled Deliveries (a)
    Residential                                  6,082,142      5,345,603            13.8%       2,772,562      1,765,933     57.0%
    Small Commercial & Industrial                5,287,190      5,449,265            (3.0%)      1,902,023      1,694,906     12.2%
    Large Commercial & Industrial                1,733,875      2,161,400           (19.8%)      3,481,073      3,422,412      1.7%
    Public Authorities & Electric Railroads      1,383,000      1,872,508           (26.1%)        234,214        197,775     18.4%
                                              ------------   ------------                     ------------   ------------

                                                14,486,207     14,828,776            (2.3%)      8,389,872      7,081,026     18.5%
                                              ------------   ------------                     ------------   ------------

Unbundled Deliveries (b)
Alternative Energy Suppliers
    Residential                                         (c)           n/a                          251,055        739,986    (66.1%)
    Small Commercial & Industrial                1,396,996        860,194            62.4%         162,444         90,155     80.2%
    Large Commercial & Industrial                1,895,186      1,495,668            26.7%         205,751        182,265     12.9%
    Public Authorities & Electric Railroads        293,783        137,665           113.4%              --             53   (100.0%)
                                              ------------   ------------                     ------------   ------------

                                                 3,585,965      2,493,527            43.8%         619,250      1,012,459    (38.8%)
                                              ------------   ------------                     ------------   ------------

PPO (ComEd Only)
    Small Commercial & Industrial                  767,934        831,286            (7.6%)
    Large Commercial & Industrial                1,179,326      1,426,213           (17.3%)
    Public Authorities & Electric Railroads        486,165        252,791            92.3%
                                              ------------   ------------
                                                 2,433,425      2,510,290            (3.1%)
                                              ------------   ------------
    Total Unbundled Deliveries                   6,019,390      5,003,817            20.3%         619,250      1,012,459    (38.8%)
                                              ------------   ------------                     ------------   ------------

       Total Retail Deliveries                  20,505,597     19,832,593             3.4%       9,009,122      8,093,485     11.3%
                                              ============   ============                     ============   ============

Gas Deliveries (mmcf) (PECO only)                                                                   28,555         22,991     24.2%
                                                                                              ============   ============

Revenue (in thousands)

Bundled Revenue (a)
    Residential                               $    500,227   $    455,723             9.8%    $    338,403   $    220,902     53.2%
    Small Commercial & Industrial                  392,982        410,133            (4.2%)        200,692        182,430     10.0%
    Large Commercial & Industrial                   86,394        116,971           (26.1%)        257,295        239,993      7.2%
    Public Authorities & Electric Railroads         79,809         95,561           (16.5%)         20,957         18,829     11.3%
                                              ------------   ------------                     ------------   ------------

                                                 1,059,412      1,078,388            (1.8%)        817,347        662,154     23.4%
                                              ------------   ------------                     ------------   ------------

Unbundled Revenue (b)
Alternative Energy Suppliers
    Residential                                         (c)           n/a                           16,493         51,346    (67.9%)
    Small Commercial & Industrial                   44,409         12,024           269.3%           7,996          7,458      7.2%
    Large Commercial & Industrial                   52,461         14,082           272.5%           5,757          2,904     98.2%
    Public Authorities & Electric Railroads         10,446          2,340           346.4%              --              9   (100.0%)
                                              ------------   ------------                     ------------   ------------

                                                   107,316         28,446           277.3%          30,246         61,717    (51.0%)
                                              ------------   ------------                     ------------   ------------

PPO (ComEd Only)
    Small Commercial & Industrial                   49,214         52,863            (6.9%)
    Large Commercial & Industrial                   63,300         76,458           (17.2%)
    Public Authorities & Electric Railroads         23,477         14,466            62.3%
                                              ------------   ------------

                                                   135,991        143,787            (5.4%)
                                              ------------   ------------
    Total Unbundled Revenue                        243,307        172,233            41.3%          30,246         61,717    (51.0%)
                                              ------------   ------------                     ------------   ------------

       Total Retail Electric Revenue             1,302,719      1,250,621             4.2%         847,593        723,871     17.1%

Wholesale Electric Revenue                          25,967          9,974           160.3%           2,942          3,137     (6.2%)

Other Revenue                                       61,238         50,671            20.9%          52,493         57,681     (9.0%)

Gas Revenue                                            n/a            n/a                          191,057        172,829     10.5%
                                              ------------   ------------                     ------------   ------------

       Total Revenues                         $  1,389,924   $  1,311,266             6.0%    $  1,094,085   $    957,518     14.3%
                                              ============   ============                     ============   ============


Heating and Cooling Degree Days                       2002           2001          Normal             2002           2001    Normal
                                              ------------   ------------     -----------     ------------   ------------   -------

    Heating Degree Days                              2,356          1,862           2,279            1,762          1,240     1,819
    Cooling Degree Days                                 14              1              11               54             38        19



(a)    Bundled service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO's tariffed rates also include a CTC charge.

(b)    Unbundled service reflects customers electing to receive electric generation service under the ComEd PPO option or an alternative energy supplier. Revenue from customers choosing the ComEd PPO option includes an energy charge at market rates, transmission and distribution charge and a CTC charge. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC charge. Transmission charges received from alternative energy suppliers are included in wholesale and miscellaneous revenue.

(c)    On May 1, 2002, all ComEd residential customers were eligible to choose their supplier of electricity, however, as of
       December 31, 2002, no alternative electric supplier has sought approval from the Illinois Commerce Commission (ICC) and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

n/a - not applicable

                                                         EXELON CORPORATION
                                                  Energy Delivery Sales Statistics
                                                   For the Year Ended December 31,


                                                                    ComEd                                       PECO
                                            ---------------------------------------------------------------------------------------

Electric Deliveries (MWh)                        2002                2001       % Change       2002              2001     % Change
                                            ---------------------------------------------------------------------------------------

Bundled Deliveries (a)
    Residential                               27,474,341           25,281,880       8.7%     10,364,585        8,072,915     28.4%
    Small Commercial & Industrial             22,365,316           23,435,141      (4.6%)     7,606,297        5,997,571     26.8%
    Large Commercial & Industrial              7,885,260           10,305,130     (23.5%)    14,765,926       12,960,295     13.9%
    Public Authorities & Electric Railroads    6,479,960            7,879,260     (17.8%)       851,682          765,554     11.3%
                                            ------------- --------------------              -----------------------------

                                              64,204,877           66,901,411      (4.0%)    33,588,490       27,796,335     20.8%
                                            ------------- --------------------              -----------------------------

Unbundled Deliveries (b)
Alternative Energy Suppliers
    Residential                                       (c)                 n/a                 1,970,553        3,104,811    (36.5%)
    Small Commercial & Industrial              5,218,997            2,865,423      82.1%        415,424        1,606,067    (74.1%)
    Large Commercial & Industrial              7,095,044            5,457,847      30.0%        556,975        2,351,520    (76.3%)
    Public Authorities & Electric Railroads      911,650              364,998     149.8%            123            7,285    (98.3%)
                                            ------------- ---------------------             -----------------------------

                                              13,225,691            8,688,268      52.2%      2,943,075        7,069,683    (58.4%)
                                            ------------- --------------------              -----------------------------

PPO (ComEd Only)
    Small Commercial & Industrial              3,151,859            3,279,491      (3.9%)
    Large Commercial & Industrial              5,131,309            5,749,995     (10.8%)
    Public Authorities & Electric Railroads    1,347,253              986,756      36.5%
                                            ------------- --------------------

                                               9,630,421           10,016,242      (3.9%)
                                            ------------- --------------------

    Total Unbundled Deliveries                22,856,112           18,704,510      22.2%      2,943,075        7,069,683    (58.4%)
                                            ------------- --------------------              -----------------------------

        Total Retail Deliveries               87,060,989           85,605,921       1.7%     36,531,565       34,866,018      4.8%
                                            ============= ====================              =============================

Gas Deliveries (mmcf) (PECO only)                                                                85,545           81,528      4.9%
                                                                                            =============================

Revenue (in thousands)

Bundled Revenue (a)
    Residential                              $ 2,381,211          $ 2,307,580       3.2%    $ 1,337,746       $1,027,773     30.2%
    Small Commercial & Industrial              1,735,829            1,820,598      (4.7%)       864,795          682,481     26.7%
    Large Commercial & Industrial                410,239              522,736     (21.5%)     1,085,596          928,849     16.9%
    Public Authorities & Electric Railroads      376,750              430,732     (12.5%)        79,432           71,999     10.3%
                                            ------------- --------------------              -----------------------------

                                               4,904,029            5,081,646      (3.5%)     3,367,569        2,711,102     24.2%
                                            ------------- --------------------              -----------------------------

Unbundled Revenue (b)
Alternative Energy Suppliers
    Residential                                       (c)                 n/a                   145,107          235,385    (38.4%)
    Small Commercial & Industrial                138,179               48,236     186.5%         21,344           80,941    (73.6%)
    Large Commercial & Industrial                154,014               73,834     108.6%         15,500           64,127    (75.8%)
    Public Authorities & Electric Railroads       28,042                5,416     417.8%             16              982    (98.4%)
                                            ------------- --------------------              -------------------------------

                                                 320,235              127,486     151.2%        181,967          381,435    (52.3%)
                                            ------------- --------------------              -----------------------------

PPO (ComEd Only)
    Small Commercial & Industrial                204,237              220,155      (7.2%)
    Large Commercial & Industrial                277,637              343,116     (19.1%)
    Public Authorities & Electric Railroads       71,222               58,453      21.8%
                                            ------------- --------------------

                                                 553,096              621,724     (11.0%)
                                            ------------- --------------------

    Total Unbundled Revenue                      873,331              749,210      16.6%        181,967          381,435    (52.3%)
                                            ------------- --------------------              -----------------------------

        Total Retail Electric Revenue          5,777,360            5,830,856      (0.9%)     3,549,536        3,092,537     14.8%

Wholesale Electric Revenue                       118,901              149,024     (20.2%)        18,078           13,979     29.3%

Other Revenue                                    227,729              225,890       0.8%        216,572          204,264      6.0%

Gas Revenue                                          n/a                  n/a                   548,847          654,597    (16.2%)
                                            ------------- --------------------              -----------------------------

        Total Revenues                       $ 6,123,990          $ 6,205,770      (1.3%)   $ 4,333,033       $3,965,377      9.3%
                                            ============= ====================              =============================


Heating and Cooling Degree Days                  2002              2001            Normal       2002        2001           Normal
                                            ------------- -------------------- -----------------------------------------------------

    Heating Degree Days                            6,134                5,943      6,427        4,251       4,207          5,151
    Cooling Degree Days                            1,091                  849        863        1,614       1,404          1,225



(a)     Bundled service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO's tariffed rates also include a CTC charge.

(b)     Unbundled service reflects customers electing to receive electric generation service under the ComEd PPO option or an alternative energy supplier. Revenue from customers choosing the ComEd PPO option includes an energy charge at market rates, transmission and distribution charge and a CTC charge. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC charge. Transmission charges received from alternative energy suppliers are included in wholesale and miscellaneous revenue.

(c)     On May 1, 2002, all ComEd residential customers were eligible to choose their supplier of electricity, however, as of
        December 31, 2002, no alternative electric supplier has sought approval from the Illinois Commerce Commission (ICC) and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

n/a - not applicable




                                                         EXELON CORPORATION
                                            Exelon Generation Power Marketing Statistics


                                                                 Three Months Ended                Year Ended
                                                                     December 31,                  December 31,
                                                               -----------------------          ------------------
                                                                2002            2001              2002      2001
                                                               ------           ------          -------    -------
GWh Sales
     Energy Delivery                                           27,894           26,916          118,473    116,917
     Exelon Energy                                              1,435            1,833            5,502      6,876
     Market Sales                                              22,475           18,545           83,565     72,333
                                                               ------           ------          -------    -------
     Total Sales (1)                                           51,804           47,294          207,540    196,126
                                                               ======           ======          =======    =======

Average Margin ($/MWh)
     Average Realized Revenue
        Energy Delivery                                       $ 30.74          $ 29.83          $ 33.48    $ 32.55
        Exelon Energy                                           39.54            39.47            44.87      41.53
        Market Sales                                            28.57            28.46            30.75      37.00
        Total Sales - without trading                           30.04            29.66            32.68      34.51

     Average Purchased Power and Fuel Cost - without trading  $ 17.43          $ 15.05          $ 20.14    $ 20.26

     Average Margin - without trading                         $ 12.61          $ 14.61          $ 12.54    $ 14.25



Around-the-clock Market Prices ($/MWh)
     PJM                                                      $ 28.00          $ 21.50          $ 27.50    $ 31.50
     Main                                                       23.00            16.50            24.00      25.00


--------------------------------------------------------------------------
2003 Earnings Guidance
     Around-the-clock Market Prices ($/MWh)
        PJM                                                       $ 25.50
        MAIN                                                        22.50
        NEPOOL                                                      33.50
     Gas Prices ($/Mmbtu)
        Henry Hub                                                  $ 3.75
--------------------------------------------------------------------------





(1) Total sales do not include trading volume of 18,673 GWhs and 3,468 GWhs for the three months ended December 31, 2002 and 2001, respectively, and 69,933 GWhs and 5,754 GWhs for the year ended December 31, 2002 and 2001, respectively.